SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Shiloh Rd., Suite 200, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On September 17, 2020, pursuant to an Equipment Purchase Agreement (the “Agreement”) with Mogul Trading, LLC (“Mogul”), we purchased certain bottling and other equipment for use by our co-packing subsidiary in Plano, Texas. Under the Agreement, we issued Mogul 32,000,000 shares of our common stock as the purchase price. The purchase price included delivery and installation of the equipment at our plant in Plano, Texas.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The shares issued to Mogul under the Agreement were issued in a private transaction to a single entity. We did not engage in any general solicitation or advertising in connection with this issuance. Accordingly, the stock issuances as described above were exempt from registration under Section 4(a)(2) of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Equipment Purchase Agreement with Mogul Trading, LLC
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: November 18, 2020

By: /s/ David Seeberger

David Seeberger

Chief Executive Officer

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